CONTACT:                                                                                            FOR IMMEDIATE RELEASE
John K. Schmidt                                                                                         MONDAY, JULY 27, 2009
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS SECOND QUARTER 2009 EARNINGS

Second Quarter 2009 Highlights

▪	Net income for the quarter was $4.7 million
▪	Net interest income increased $3.5 million or 12% over second quarter 2008
▪	Net interest margin consistent with second quarter 2008 at 3.92%
▪	Provision for loan losses was $10.0 million compared to $5.4 million in second quarter 2008
▪	Deposit growth was $187.3 million or 7% since year-end 2008
▪	Total loans decreased $30.0 million or 1% since year-end 2008
▪	Galena State Bank acquired The Elizabeth State Bank on July 2, 2009, in a whole bank with loss sharing transaction facilitated by the FDIC

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income (in millions)	$4.7	$4.6	$10.8	$10.8
Net income available to common stockholders (in millions)	3.4	4.7	8.2	11.0
Diluted earnings per common share	0.21	0.29	0.50	0.67

Return on average assets	0.36%	0.56%	0.45%	0.67%
Return on average common equity	5.74	8.08	6.99	9.40
Net interest margin	3.92	3.92	3.93	3.90

“Heartland’s second quarter results support several positive trends in 2009. Net interest margin remains steady at 3.92 percent; the composition of the balance sheet has improved and nonperforming asset growth has slowed. Strong core earnings were enhanced by residential lending revenue and securities gains. Given these positive factors, we feel very good about the earnings power of our company.”
 Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

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Dubuque, Iowa, July 27, 2009—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $4.7 million for the quarter ended June 30, 2009, compared to net income of $4.6 million earned during the second quarter of 2008.  Net income available to common stockholders was $3.4 million, or $0.21 per diluted common share, for the quarter ended June 30, 2009, compared to $4.7 million, or $0.29 per diluted common share, earned during the second quarter of 2008. Return on average common equity was 5.74 percent and return on average assets was 0.36 percent for the second quarter of 2009, compared to 8.08 percent and 0.56 percent, respectively, for the same quarter in 2008.

Net income recorded for the first six months of 2009 was $10.8 million, compared to $10.8 million recorded during the first six months of 2008. Net income available to common stockholders was $8.2 million, or $0.50 per diluted common share, for the six months ended June 30, 2009, compared to $11.0 million, or $0.67 per diluted common share, earned during the first six months of 2008. Return on average common equity was 6.99 percent and return on average assets was 0.45 percent for the first six months of 2009, compared to 9.40 percent and 0.67 percent, respectively, for the same period in 2008.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “Heartland’s second quarter results support several positive trends in 2009. Net interest margin remains steady at 3.92 percent; the composition of the balance sheet has improved and nonperforming asset growth has slowed. Strong core earnings were enhanced by residential lending revenue and securities gains. Given these positive factors, we feel very good about the earnings power of our company.”

Earnings for the quarter and six months ended June 30, 2009, were positively affected by increased net interest income, loan servicing income, securities gains and gains on sale of loans. The growth in these areas was partially offset by an increase in the loan loss provision, which was $10.0 million during the second quarter of 2009 compared to $5.4 million during the second quarter of 2008. For the six-month comparative period, the loan loss provision was $16.7 million during 2009 compared to $7.1 million during 2008. Also negatively affecting earnings during the second quarter and first six months of 2009 were increased FDIC assessments and expenses associated with other real estate owned.

Net Interest Margin Maintained; Net Interest Income Grows

Net interest margin, expressed as a percentage of average earning assets, was 3.92 percent during the second quarter of 2009 and the second quarter of 2008. For the six-month periods ended June 30, net interest margin, expressed as a percentage of average earning assets, was 3.93 percent during 2009 and 3.90 percent during 2008.

Fuller commented, “Under the circumstances, we are pleased that Heartland has consistently maintained its net interest margin near the 4.00 percent level over the past eight quarters. Holding margin has been and continues to be one of our main objectives during these challenging times. We remain committed to disciplined loan pricing and continue to focus on controlling our deposit costs.”

Net interest income on a tax-equivalent basis totaled $33.4 million during the second quarter of 2009, an increase of $3.6 million or 12 percent from the $29.8 million recorded during the second quarter of 2008. For the six-month period during 2009, net interest income on a tax-equivalent basis was $65.6 million, an increase of $7.1 million or 12 percent from the $58.5 million recorded during the first six months of 2008. These increases occurred as Heartland’s interest bearing liabilities repriced downward more quickly than its interest bearing assets. Also contributing to these increases was the $362.7 million or 12 percent growth in average earning assets during the second quarter of 2009 compared to the same quarter in 2008 and the $349.0 million or 12 percent growth in average earning assets during the first six months of 2009 compared to the same six months of 2008.

On a tax-equivalent basis, interest income in the second quarter of 2009 totaled $51.5 million compared to $51.1 million in the second quarter of 2008, an increase of $429,000 or 1 percent. For the first six months of 2009, interest income on a tax-equivalent basis decreased $978,000 or 1 percent over the same period in 2008. Nearly half of Heartland’s commercial and agricultural loan portfolios consist of floating rate loans that reprice immediately upon a change in the national prime interest rate, thus changes in the national prime rate impact interest income more quickly than if there were more fixed rate loans. The national prime interest rate was 3.25 percent for the first six months of 2009. During the first six months of 2008, the national prime interest rate decreased from 7.25 percent on January 1, 2008, to 5.00 percent at June 30, 2008. A large portion of Heartland’s floating rate loans that reprice immediately with a change in national prime have interest rate floors that are currently in effect. Additionally, Heartland had two $50.0 million derivative transactions on the loan portfolio that were at their floor interest rates. One of these derivative transactions matured on April 4, 2009.

Interest expense for the second quarter of 2009 was $18.1 million compared to $21.3 million in the second quarter of 2008, a decrease of $3.2 million or 15 percent. On a six-month comparative basis, interest expense decreased $8.1 million or 18 percent. Interest rates paid on Heartland’s deposits and borrowings were significantly lower during the first six months of 2009 compared to the first six months of 2008. Approximately 46 percent of Heartland’s certificate of deposit accounts will mature within the next six months at a weighted average rate of 2.55 percent.

Noninterest Income Increases; Noninterest Expense Grows

Noninterest income was $14.7 million during the second quarter of 2009 compared to $8.3 million during the second quarter of 2008, an increase of $6.4 million or 76 percent. For the first six months of 2009, noninterest income was $27.4 million compared to $16.8 million during the first six months of 2008, an increase of $10.6 million or 63 percent. The categories experiencing the largest increases for both comparative periods were loan servicing income, securities gains and gains on sale of loans. Loan servicing income increased $2.1 million or 177 percent for the quarter and $3.6 million or 145 percent for the six-month periods under comparison due to an increase in the number of residential real estate loans that Heartland services. The portfolio of mortgage loans serviced for others by Heartland totaled $1.02 billion at June 30, 2009, compared to $681.5 million at June 30, 2008. Securities gains totaled $2.2 million during the second quarter of 2009 compared to $648,000 during the second quarter of 2008. For the six-month comparative period, securities gains totaled $5.2 million during 2009 compared to $1.0 million during 2008. Securities designed to outperform in a declining rate environment were sold during the first half of 2009 and replaced with securities that are expected to outperform as rates rise. Gains on sale of loans totaled $2.2 million during the second quarter of 2009 compared to $480,000 during the second quarter of 2008. For the first six months of 2009, gains on sale of loans totaled $4.0 million compared to $984,000 for the first six months of 2008. As long-term mortgage loan rates fell below 5.00 percent during the first half of 2009, refinancing activity significantly increased on 15- and 30-year, fixed-rate mortgage loans. Heartland normally elects to sell these types of loans into the secondary market and retains the servicing on these loans.

Fuller stated, “Noninterest income continues to help offset higher provision expense. Low interest rates are fueling strong residential loan refinance activity and boosting mortgage banking revenues.  At the same time, we’ve taken advantage of select opportunities to sell securities with gains while improving yields in our portfolio.”

For the second quarter of 2009, noninterest expense totaled $30.5 million, an increase of $4.9 million or 19 percent from the same period in 2008. This increase was primarily attributable to higher FDIC assessments, which totaled $2.8 million during the second quarter of 2009 compared to $266,000 during the second quarter of 2008, and net losses on repossessed assets, which totaled $2.5 million during the second quarter of 2009 compared to $42,000 during the second quarter of 2008. Included in the FDIC assessments recorded during the second quarter of 2009 was $1.7 million for the emergency special assessment. For the six-month period ended June 30, 2009, noninterest expense totaled $58.8 million, an increase of $7.4 million or 14 percent when compared to the same six-month period in 2008. Salaries and employee benefits, increased $1.9 million or 7 percent during the six-month comparative period, primarily due to the opening of Minnesota Bank & Trust in April 2008 and additional staffing at Summit Bank & Trust and New Mexico Bank & Trust to grow its customer base and at Heartland’s operations center to provide support services to the bank subsidiaries. Total full-time equivalent employees were 1,020 at June 30, 2009, compared to 1,002 at June 30, 2008. The other noninterest expense categories to experience a significant increase during the six-month periods under comparison were FDIC assessments, which were $3.9 million during the first six months of 2009 compared to $571,000 during the first six months of 2008, and net losses on repossessed assets, which were $3.2 million during the first six months of 2009 compared to $190,000 during the first six months of 2008.

Heartland’s effective tax rate was 30.05 percent for the first half of 2009 compared to 27.28 percent for the first half of 2008. Heartland’s effective tax rate during the first six months of 2009 did not include any federal rehabilitation tax credits, whereas Heartland’s effective tax rate during the first six months of 2008 included $247,000 in federal rehabilitation tax credits associated with Dubuque Bank and Trust Company’s ownership interests in limited liability companies that own certified historic structures. Heartland’s effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 25.21 percent during the first half of 2009 compared to 23.36 percent during the first half of 2008. The tax-equivalent adjustment for this tax-exempt interest income was $2.1 million during the first six months of 2009 compared to $1.9 million during the same six months in 2008.

Loan Growth Improves; Growth in Deposits Continues

At June 30, 2009, total assets had increased $136.5 million or 8 percent annualized since year-end 2008. Total loans and leases were $2.38 billion at June 30, 2009, compared to $2.41 billion at year-end 2008, a decrease of $30.0 million or 2 percent annualized. The only loan category to experience growth during the first six months of 2009 was agricultural and agricultural real estate loans. Nearly all of this growth occurred at Dubuque Bank and Trust Company. Loan demand improved during the second quarter of 2009. Growth in total loans and leases was $18.6 million during the second quarter of 2009 compared to a decrease of $48.6 million during the first quarter of 2009. This growth was driven primarily by activity in commercial and commercial real estate loans, which increased by $28.1 million, nearly all of which occurred at Dubuque Bank and Trust Company.

Total deposits grew to $2.83 billion at June 30, 2009, an increase of $187.3 million or 14 percent annualized since year-end 2008. With the exception of First Community Bank, Wisconsin Community Bank and Rocky Mountain Bank, all Heartland banks experienced a significant increase in deposits. This growth was weighted more heavily in Heartland’s Western markets, which were responsible for nearly 56 percent of the growth. Demand deposits increased $53.9 million or 28 percent annualized since year-end 2008. Savings deposit balances experienced an increase of $131.5 million or 23 percent annualized since year-end 2008 and time deposits, exclusive of brokered deposits, experienced an increase of $8.0 million or 1 percent annualized since year-end 2008. At June 30, 2009, brokered time deposits totaled $45.3 million or 2 percent of total deposits compared to $51.5 million or 2 percent of total deposits at year-end 2008. Deposit growth continued during the second quarter of 2009 at $38.8 million compared to $148.5 million during the first quarter of 2009.

“As commercial and retail customers continue to build cash reserves, Heartland is seeing strong organic deposit growth. Compared to one year ago, deposits increased 17 percent, with 14 percent growth in demand deposits and a 41 percent increase in savings and money market deposits. Our strategy remains to emphasize non-maturity core products over higher-cost certificates of deposit,” commented Fuller.

Nonperforming Assets Increase

The allowance for loan and lease losses at June 30, 2009, was 1.57 percent of loans and leases and 52.32 percent of nonperforming loans, compared to 1.48 percent of loans and leases and 45.73 percent of nonperforming loans at December 31, 2008. The first six months of 2009 provision for loan losses was $16.7 million compared to $7.1 million for the first six months of 2008. Additions to the allowance for loan and lease losses during the first six months of 2009 were driven by a variety of factors including deterioration of economic conditions, downgrades in internal risk ratings, reductions in appraised values and higher levels of charge-offs, primarily in Heartland’s Western markets of Arizona, Montana and Colorado.

Nonperforming loans were $71.1 million or 3.00 percent of total loans and leases at June 30, 2009, compared to $78.0 million or 3.24 percent of total loans and leases at December 31, 2008, and $67.1 million or 2.85% of total loans and leases at March 31, 2009. Approximately 65 percent, or $46.1 million, of Heartland’s nonperforming loans are to 15 borrowers, with $14.3 million originated by Rocky Mountain Bank, $9.5 million originated by Arizona Bank & Trust, $8.6 million originated by Wisconsin Community Bank, $6.8 million originated by Summit Bank & Trust, $3.3 million originated by Riverside Community Bank, $2.0 million originated by Dubuque Bank and Trust Company and $1.6 million originated by New Mexico Bank & Trust. The portion of Heartland’s nonperforming loans covered by government guarantees was $3.3 million at June 30, 2009.

Other real estate owned was $29.3 million at June 30, 2009, compared to $11.8 million at December 31, 2008, an increase of $17.6 million. All of this increase occurred during the first quarter of 2009 with $12.0 million attributable to a residential lot development loan originated at Rocky Mountain Bank. Liquidation strategies have been identified for all the assets held in other real estate owned. Management plans to market these properties under an orderly liquidation process instead of under a quick liquidation process which would most likely result in discounts greater than the projected carrying costs.

Net charge-offs during the first six months of 2009 were $15.1 million compared to $5.2 million during the first six months of 2008. A large portion of the net charge-offs was related to commercial real estate development loans and residential lot loans, primarily in the Phoenix, Arizona market. Previously, Heartland generally recognized the charge-off on a loan when the loan was resolved, sold or transferred to other real estate owned. However, in the third quarter of 2008, Heartland began to recognize charge-offs on loans it considered impaired by writing down the loan balance to an estimated net realizable value based on the anticipated disposition value.

“The rate of increase in nonperforming assets continued to slow in the second quarter, increasing only slightly. We view this as a favorable trend and continue in our efforts to achieve reductions in nonperforming loans and other real estate owned. Although we do not desire to generate or retain nonperforming assets, our solid margin enables us to carry some nonperforming real estate on our balance sheet while we seek opportunities to maximize the proceeds from the sales,” Fuller said.

Acquired The Elizabeth State Bank

On July 2, 2009, Heartland acquired all deposits of The Elizabeth State Bank in Elizabeth, Illinois through its subsidiary Galena State Bank based in Galena, Illinois in a whole bank loss sharing transaction facilitated by the FDIC. Bank branches previously owned and operated by The Elizabeth State Bank reopened on Monday, July 6, 2009, as Galena State Bank branches. As of April 30, 2009, The Elizabeth State Bank had loans of approximately $43 million and deposits of approximately $48 million. Galena State Bank paid a premium of 1.0 percent to acquire all of the deposits of the failed bank. In addition to assuming all of the deposits of the failed bank, Galena State Bank agreed to purchase approximately $52.3 million of assets. The FDIC will retain the remaining assets for later disposition.

Commenting on the acquisition, Fuller said, “The Elizabeth State Bank is precisely the type of growth opportunity we have been seeking. The acquisition strengthens our Galena State Bank subsidiary through increased market share and adds more convenience to current customers. The FDIC deserves credit for arranging a smooth transition.”

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial   800-762-8908 at least five minutes before start time, or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available until October 27, 2009, by dialing 800-406-7325, pass code 4110374, or by logging onto www.htlf.com.
About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $3.8 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. Heartland currently has 63 banking locations in 42 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii)  the loss of key executives or employees; (viii)  changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Interest Income
Interest and fees on loans and leases	$38,423	$40,555	$77,906	$83,454
Interest on securities and other:
Taxable	10,039	7,885	18,460	14,500
Nontaxable	2,025	1,679	3,908	3,326
Interest on federal funds sold	-	51	1	182
Interest on deposits in other financial institutions	-	2	1	7
Total Interest Income	50,487	50,172	100,276	101,469
Interest Expense
Interest on deposits	13,576	15,657	27,698	32,753
Interest on short-term borrowings	173	1,087	385	3,273
Interest on other borrowings	4,360	4,593	8,738	8,870
Total Interest Expense	18,109	21,337	36,821	44,896
Net Interest Income	32,378	28,835	63,455	56,573
Provision for loan and lease losses	10,041	5,369	16,706	7,130
Net Interest Income After Provision for Loan and Lease Losses	22,337	23,466	46,749	49,443
Noninterest Income
Service charges and fees	3,109	2,880	5,996	5,495
Loan servicing income	3,311	1,195	6,097	2,491
Trust fees	1,971	2,068	3,668	4,089
Brokerage and insurance commissions	715	883	1,596	1,775
Securities gains, net	2,206	648	5,171	1,010
Gain (loss) on trading account securities	348	(227)	62	(434)
Impairment loss on securities	-	(30)	-	(116)
Gains on sale of loans	2,231	480	4,039	984
Income on bank owned life insurance	213	380	343	843
Other noninterest income	560	41	454	655
Total Noninterest Income	14,664	8,318	27,426	16,792
Noninterest Expense
Salaries and employee benefits	14,952	14,666	31,385	29,459
Occupancy	2,176	2,193	4,551	4,537
Furniture and equipment	1,695	1,771	3,342	3,539
Professional fees	2,151	2,382	4,321	4,587
FDIC assessments	2,818	266	3,865	571
Advertising	949	1,046	1,532	1,841
Other intangibles amortization	234	236	469	472
Net loss on repossessed assets	2,532	42	3,152	190
Other noninterest expenses	2,970	2,978	6,146	6,148
Total Noninterest Expense	30,477	25,580	58,763	51,344
Income Before Income Taxes	6,524	6,204	15,412	14,891
Income taxes	1,812	1,643	4,631	4,063
Net Income	$4,712	$4,561	$10,781	$10,828
Net income attributable to noncontrolling interest, net of tax	44	142	103	142
Net Income Attributable to Heartland	4,756	4,703	10,884	10,970
Preferred dividends and discount	(1,336)	-	(2,672)	-
Net Income Available to Common Stockholders	$3,420	$4,703	$8,212	$10,970

Earnings per common share-diluted	$0.21	$0.29	$0.50	$0.67
Weighted average shares outstanding-diluted	16,323,724	16,388,885	16,310,384	16,413,396

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	6/30/2009	03/31/2009	12/31/2008	09/30/2008	06/30/2008
Interest Income
Interest and fees on loans and leases	$38,423	$39,483	$39,905	$40,990	$40,555
Interest on securities and other:
Taxable	10,039	8,421	8,503	8,228	7,885
Nontaxable	2,025	1,883	1,692	1,670	1,679
Interest on federal funds sold	-	1	32	85	51
Interest on deposits in other financial institutions	-	1	8	3	2
Total Interest Income	50,487	49,789	50,140	50,976	50,172
Interest Expense
Interest on deposits	13,576	14,122	15,729	15,622	15,657
Interest on short-term borrowings	173	212	522	776	1,087
Interest on other borrowings	4,360	4,378	4,662	4,692	4,593
Total Interest Expense	18,109	18,712	20,913	21,090	21,337
Net Interest Income	32,378	31,077	29,227	29,886	28,835
Provision for loan and lease losses	10,041	6,665	15,106	7,083	5,369
Net Interest Income After Provision for Loan and Lease Losses	22,337	24,412	14,121	22,803	23,466
Noninterest Income
Service charges and fees	3,109	2,887	3,034	3,125	2,880
Loan servicing income	3,311	2,786	1,015	1,094	1,195
Trust fees	1,971	1,697	1,747	2,070	2,068
Brokerage and insurance commissions	715	881	1,002	942	883
Securities gains, net	2,206	2,965	510	5	648
Gain (loss) on trading account securities	348	(286)	(531)	(33)	(227)
Impairment loss on securities	-	-	(347)	(4,688)	(30)
Gains on sale of loans	2,231	1,808	331	295	480
Income (loss) on bank owned life insurance	213	130	(1,780)	(247)	380
Gain on sale of merchant bankcard processing services	-	-	-	5,200	-
Other noninterest income	560	(106)	543	117	41
Total Noninterest Income	14,664	12,762	5,524	7,880	8,318
Noninterest Expense
Salaries and employee benefits	14,952	16,433	12,293	15,000	14,666
Occupancy	2,176	2,375	2,220	2,262	2,193
Furniture and equipment	1,695	1,647	1,767	1,662	1,771
Professional fees	2,151	2,170	2,577	2,712	2,382
FDIC assessments	2,818	1,047	491	384	266
Advertising	949	583	909	1,012	1,046
Other intangibles amortization	234	235	235	236	236
Net loss on repossessed assets	2,532	620	310	327	42
Other noninterest expenses	2,970	3,176	3,356	3,142	2,978
Total Noninterest Expense	30,477	28,286	24,158	26,737	25,580
Income (Loss) Before Income Taxes	6,524	8,888	(4,513)	3,946	6,204
Income taxes	1,812	2,819	(1,769)	1,018	1,643
Net Income (Loss)	$4,712	$6,069	$(2,744)	$2,928	$4,561
Net income available to noncontrolling interest, net of tax	44	59	61	77	142
Net Income (Loss) Attributable to Heartland	$4,756	$6,128	$(2,683)	$3,005	$4,703
Preferred dividends and discount	(1,336)	(1,336)	(178)	-	-
Net Income (Loss) Available to Common Stockholders	$3,420	$4,792	$(2,861)	$3,005	$4,703

Earnings (loss) per common share-diluted	$0.21	$0.29	$(0.18)	$0.18	$0.29
Weighted average shares outstanding-diluted	16,323,724	16,296,839	16,324,106	16,355,393	16,388,885

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Assets
Cash and cash equivalents	$39,961	$87,261	$51,303	$67,074	$41,292
Securities	1,061,211	1,006,172	903,705	760,143	795,624
Loans held for sale	24,339	18,263	19,695	9,812	11,437
Loans and leases:
Held to maturity	2,375,027	2,356,391	2,405,001	2,364,259	2,295,406
Allowance for loan and lease losses	(37,234)	(37,277)	(35,651)	(34,845)	(34,931)
Loans and leases, net	2,337,793	2,319,114	2,369,350	2,329,414	2,260,475
Premises, furniture and equipment, net	117,914	119,569	120,500	120,225	118,063
Goodwill	40,207	40,207	40,207	40,207	40,207
Other intangible assets, net	11,591	9,606	8,079	8,332	8,434
Cash surrender value on life insurance	54,817	54,581	54,431	55,684	56,430
Other real estate, net	29,311	29,317	11,750	9,387	4,196
Other assets	49,587	46,010	51,248	45,704	42,913
Total Assets	$3,766,731	$3,730,100	$3,630,268	$3,445,982	$3,379,071

Liabilities and Equity
Liabilities
Deposits:
Demand	$436,985	$409,921	$383,061	$373,193	$383,136
Savings	1,259,861	1,185,756	1,128,312	1,042,364	894,074
Brokered time deposits	45,322	44,631	51,474	81,895	79,515
Other time deposits	1,085,335	1,148,413	1,077,385	1,070,455	1,052,160
Total deposits	2,827,503	2,788,721	2,640,232	2,567,907	2,408,885
Short-term borrowings	132,301	117,766	210,184	176,543	263,137
Other borrowings	457,508	477,640	437,833	440,146	444,006
Accrued expenses and other liabilities	31,459	30,496	33,396	32,993	32,187
Total Liabilities	3,448,771	3,414,623	3,321,645	3,217,589	3,148,215

Equity
Preferred equity	76,594	76,279	75,578	-	-
Common equity	238,449	236,237	230,025	225,312	227,698
Total Heartland Stockholders’ Equity	315,043	312,516	305,603	225,312	227,698
Noncontrolling interest	2,917	2,961	3,020	3,081	3,158
Total Equity	317,960	315,477	308,623	228,393	230,856
Total Liabilities and Equity	$3,766,731	$3,730,100	$3,630,268	$3,445,982	$3,379,071

Common Share Data
Book value per common share	$14.62	$14.50	$14.13	$13.86	$13.99
FAS 115 effect on book value per common share	$(0.02)	$.10	$(0.13)	$(0.28)	$(0.07)
Common shares outstanding, net of treasury stock	16,310,825	16,294,828	16,274,490	16,252,891	16,270,872

Tangible Capital Ratio(1)	5.24%	5.23%	5.19%	5.33%	5.50%

(1) Total common stockholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008

Average Balances
Assets	$ 3,763,003	$ 3,354,880	$ 3,711,104	$ 3,312,207
Loans and leases, net of unearned	2,384,568	2,286,392	2,404,087	2,285,513
Deposits	2,790,322	2,396,963	2,732,321	2,367,799
Earning assets	3,420,233	3,057,505	3,364,894	3,015,860
Interest bearing liabilities	2,984,903	2,712,487	2,951,833	2,675,224
Common stockholders’ equity	238,878	234,005	237,038	234,574
Total stockholder’s equity	318,077	234,005	316,022	234,574
Tangible common stockholders’ equity	195,483	189,669	193,524	190,116

Earnings Performance Ratios
Annualized return on average assets	0.36%	0.56%	0.45%	0.67%
Annualized return on average common equity	5.74%	8.08%	6.99%	9.40%
Annualized return on average common tangible equity	7.02%	9.97%	8.56%	11.60%
Annualized net interest margin(1)	3.92%	3.92%	3.93%	3.90%
Efficiency ratio(2)	66.40%	67.92%	66.92%	68.96%

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

	For the Quarters Ended
	06/30/2009	03/31/2009	12/31/2008	09/30/2008	06/30/2008

Average Balances
Assets	$3,763,003	$3,659,204	$3,492,105	$3,399,199	$3,354,880
Loans and leases, net of unearned	2,384,568	2,423,605	2,396,816	2,339,539	2,286,392
Deposits	2,790,322	2,674,320	2,587,372	2,499,988	2,396,963
Earning assets	3,420,233	3,309,556	3,177,472	3,100,208	3,057,505
Interest bearing liabilities	2,984,903	2,918,763	2,837,795	2,750,004	2,712,487
Common stockholders’ equity	238,878	235,200	222,509	227,111	234,005
Total stockholders’ equity	318,077	313,968	233,824	227,111	234,005
Tangible common stockholders’ equity	195,483	191,577	178,645	183,012	189,669

Earnings Performance Ratios
Annualized return on average assets	0.36%	0.53%	(0.33)%	0.35%	0.56%
Annualized return on average common equity	5.74%	8.26%	(5.12)%	5.26%	8.08%
Annualized return on average common tangible equity	7.02%	10.14%	(6.37)%	6.53%	9.97%
Annualized net interest margin(1)	3.92%	3.94%	3.79%	3.96%	3.92%
Efficiency ratio(2)	66.40%	67.48%	68.37%	68.79%	67.92%

(1)      Tax equivalent basis is calculated using an effective tax rate of 35%
(2)      Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

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HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For	As of and For
	The Six Months	The Year	The Six Months	The Year
	Ended	Ended	Ended	Ended
	6/30/2009	12/31/2008	6/30/2008	12/31/2007
Loan and Lease Data
Commercial and commercial real estate	$1,701,933	$1,718,071	$1,628,589	$1,632,597
Residential mortgage	187,016	203,921	210,670	217,044
Agricultural and agricultural real estate	255,340	247,664	240,300	225,663
Consumer	231,986	234,061	212,238	199,518
Direct financing leases, net	3,615	5,829	7,489	9,158
Unearned discount and deferred loan fees	(4,863)	(4,545)	(3,880)	(3,813)
Total loans and leases	$2,375,027	$2,405,001	$2,295,406	$2,280,167

Asset Quality
Nonaccrual loans	$71,116	$76,953	$42,857	$30,694
Loans and leases past due ninety days or more as to interest or principal payments	54	1,005	51	1,134
Other real estate owned	29,311	11,750	4,196	2,195
Other repossessed assets	1,477	1,484	419	438
Total nonperforming assets	$101,958	$91,192	$47,523	$34,461

Allowance for Loan and Lease Losses
Balance, beginning of period	$35,651	$32,993	$32,993	$29,981
Provision for loan and lease losses	16,706	29,319	7,130	10,073
Loans charged off	(16,041)	(27,747)	(5,876)	(8,564)
Recoveries	918	1,086	684	1,641
Reductions related to discontinued operations	-	-	-	(138)
Balance, end of period	$37,234	$35,651	$34,931	$32,993

Asset Quality Ratios
Ratio of nonperforming loans and leases to total loans and leases	3.00%	3.24%	1.87%	1.40%
Ratio of nonperforming assets to total assets	2.71%	2.51%	1.41%	1.06%
Annualized ratio of net loan charge-offs to average loans and leases	1.28%	1.15%	0.46%	0.30%
Allowance for loan and lease losses as a percent of loans and leases	1.57%	1.48%	1.52%	1.45%
Allowance for loan and lease losses as a percent ofnonperforming loans and leases loans and leases	52.32%	45.73%	81.41%	103.66%

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HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	6/30/2009			6/30/2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$891,873	$10,038	4.51%	$642,011	$7,885	4,94%
Nontaxable(1)	178,433	2,879	6,47%	152,470	2,468	6.51%
Total securities	1,070,306	12,917	4.84%	794,481	10,353	5.24%
Interest bearing deposits	1,727	2	0.46%	395	2	2.04%
Federal funds sold	139	-	0.00%	9,313	51	2.20%
Loans and leases:
Commercial and commercial real estate(1)	1,676,614	25,092	6.00%	1,614,240	26,626	6.63%
Residential mortgage	217,054	3,225	5.96%	218,908	3,508	6.45%
Agricultural and agricultural real estate(1)	257,283	4,224	6.59%	239,105	4,340	7.30%
Consumer	229,298	5,038	8.81%	206,227	4,897	9.55%
Direct financing leases, net	4,319	60	5.57%	7,912	115	5.85%
Fees on loans	-	991	-	-	1,228	-
Less: allowance for loan and lease losses	(36,507)	-	-	(33,076)	-	-
Net loans and leases	2,348,061	38,630	6.60%	2,253,316	40,714	7.27%
Total earning assets	3,420,233	$51,549	6.05%	3,057,505	$51,120	6.72%
Nonearning Assets	342,770			297,375
Total Assets	$3,763,003	$51,549		$3,354,880	$51,120
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,213,206	$4,568	1.51%	$876,075	$3,763	1.73%
Time, $100,000 and over	389,827	2,965	3.05%	295,184	3,017	4.11%
Other time deposits	763,416	6,043	3.17%	860,375	8,877	4.15%
Short-term borrowings	142,600	173	0.49%	253,789	1,087	1.72%
Other borrowings	475,854	4,360	3.68%	427,064	4,593	4.33%
Total interest bearing liabilities	2,984,903	18,109	2.43%	2,712,487	21,337	3.16%
Noninterest Bearing Liabilities
Noninterest bearing deposits	423,873			365,329
Accrued interest and other liabilities	36,150			43,059
Total noninterest bearing liabilities	460,023			408,388
Stockholders’ Equity	318,077			234,005
Total Liabilities and Stockholders’ Equity	$3,763,003	$18,109		$3,354,880	$21,337
Net interest income(1)		$33,440			$29,783
Net interest spread(1)			3.61%			3.56%
Net interest income to total earning assets(1)			3.92%			3.92%
Interest bearing liabilities to earning assets	87.27%			88.72%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Six Months Ended
	6/30/2009			6/30/2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$825,928	$18,459	4.51%	$599,435	$14,500	4.86%
Nontaxable(1)	169,290	5,599	6.67%	149,206	4,889	6.59%
Total securities	995,218	24,058	4.87%	748,641	19,389	5.21%
Interest bearing deposits	1,181	3	0.51%	414	7	3.40%
Federal funds sold	462	1	0.44%	14,159	182	2.58%
Loans and leases:
Commercial and commercial real estate(1)	1,685,205	51,234	6.13%	1,618,875	55,223	6.86%
Residential mortgage	226,966	6,674	5.93%	221,905	7,209	6.53%
Agricultural and agricultural real estate(1)	256,671	8,316	6.53%	234,035	8,664	7.44%
Consumer	230,313	10,011	8.77%	202,348	9,828	9.77%
Direct financing leases, net	4,932	128	5.23%	8,350	248	5.97%
Fees on loans	-	1,957	-	-	2,610	-
Less: allowance for loan and lease losses	(36,054)	-	-	(32,867)	-	-
Net loans and leases	2,368,033	78,320	6.67%	2,252,646	83,782	7.48%
Total earning assets	3,364,894	$102,382	6.14%	3,015,860	$103,360	6.89%
Nonearning Assets	346,210			296,347
Total Assets	$3,711,104	$102,382		$3,312,207	$103,360
Interest Bearing Liabilities
Interest bearing deposits
Savings	$1,164,760	$9,092	1.57%	$852,032	$7,798	1.84%
Time, $100,000 and over	392,387	6,203	3.19%	301,972	6,564	4.37%
Other time deposits	766,430	12,403	3.26%	852,841	18,391	4.34%
Short-term borrowings	156,713	385	0.50%	277,703	3,273	2.37%
Other borrowings	471,543	8,738	3.74%	390,676	8,870	4.57%
Total interest bearing liabilities	2,951,833	36,821	2.52%	2,675,224	44,896	3.37%
Noninterest Bearing Liabilities
Noninterest bearing deposits	408,744			360,954
Accrued interest and other liabilities	34,505			41,455
Total noninterest bearing liabilities	443,249			402,409
Stockholders’ Equity	316,022			234,574
Total Liabilities and Stockholders’ Equity	$3,711,104	$36,821		$3,312,207	$44,896
Net interest income(1)		$65,561			$58,464
Net interest spread(1)			3.62%			3.52%
Net interest income to total earning assets(1)			3.93%			3.90%
Interest bearing liabilities to earning assets	87.72%			88.71%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of and For the Quarter Ended 6/30/2009	As of and For the Year Ended 12/31/2008	As of and For the Quarter Ended 6/30/2008	As of and For the Year Ended 12/31/2007
Total Assets
Dubuque Bank and Trust Company	$1,097,161	$1,041,247	$1,035,876	$976,489
New Mexico Bank & Trust	791,019	773,726	702,549	672,863
Rocky Mountain Bank	470,220	476,762	452,121	427,437
Wisconsin Community Bank	434,362	429,707	396,439	399,532
Riverside Community Bank	270,354	244,613	246,414	225,206
Galena State Bank & Trust Co.	231,655	222,886	216,920	215,698
Arizona Bank & Trust	251,562	219,830	227,704	222,576
First Community Bank	125,069	123,058	123,367	127,305
Summit Bank & Trust	91,211	77,638	58,162	46,668
Minnesota Bank & Trust	34,547	25,695	16,537	-
Total Deposits
Dubuque Bank and Trust Company	$798,927	$749,250	$679,235	$670,257
New Mexico Bank & Trust	552,650	507,561	488,834	459,530
Rocky Mountain Bank	364,159	370,630	327,772	305,933
Wisconsin Community Bank	330,327	338,025	289,389	321,647
Riverside Community Bank	220,097	197,785	181,517	187,052
Galena State Bank & Trust Co.	196,035	185,042	179,877	177,040
Arizona Bank & Trust	198,310	155,909	169,629	155,093
First Community Bank	99,772	102,515	101,677	103,602
Summit Bank & Trust	79,991	60,278	33,167	30,860
Minnesota Bank & Trust	18,477	10,459	708	-
Return on Average Assets
Dubuque Bank and Trust Company	1.47%	1.38%	1.58%	1.34%
New Mexico Bank & Trust	1.22	1.06	1.12	1.48
Rocky Mountain Bank	0.39	0.33	0.76	1.51
Wisconsin Community Bank	0.15	0.27	0.64	0.62
Riverside Community Bank	0.14	0.42	0.56	0.55
Galena State Bank & Trust Co.	1.26	1.10	1.40	0.92
Arizona Bank & Trust	(3.32)	(1.75)	(1.80)	(0.08)
First Community Bank	0.17	0.45	0.77	1.30
Summit Bank & Trust	(3.98)	(4.57)	(3.81)	(2.43)
Minnesota Bank & Trust	(3.32)	(7.43)	(8.65)	-
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.66%	3.56%	3.55%	3.40%
New Mexico Bank & Trust	4.54	4.57	4.61	4.80
Rocky Mountain Bank	4.17	4.25	4.36	4.76
Wisconsin Community Bank	3.88	3.61	3.68	3.45
Riverside Community Bank	3.19	3.21	3.24	3.39
Galena State Bank & Trust Co.	3.52	3.42	3.47	3.40
Arizona Bank & Trust	3.52	3.89	4.05	4.56
First Community Bank	3.57	3.44	3.60	3.80
Summit Bank & Trust	3.27	3.93	4.24	5.10
Minnesota Bank & Trust	3.61	2.60	2.25	-
Net Income (Loss)
Dubuque Bank and Trust Company	$7,930	$13,846	$7,737	$11,907
New Mexico Bank & Trust	4,691	7,456	3,817	8,727
Rocky Mountain Bank	927	1,508	1,670	6,622
Wisconsin Community Bank	2,475	1,073	1,265	2,355
Riverside Community Bank	176	1,017	658	1,055
Galena State Bank & Trust Co.	1,418	2,433	1,509	1,895
Arizona Bank & Trust	(3,845)	(3,856)	(1,987)	(154)
First Community Bank	107	548	470	1,476
Summit Bank & Trust	(1,601)	(2,754)	(965)	(965)
Minnesota Bank & Trust	(515)	(1,401)	(711)	-

HEARTLAND FINANCIAL USA, INC. SELECTED FINANCIAL DATA – SUBSIDIARY BANKS (Unaudited) DOLLARS IN THOUSANDS
	As of 6/30/2009	As of 12/31/2008	As of 6/30/2008	As of 12/31/2007
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$669,925	$669,856	$656,649	$637,782
New Mexico Bank & Trust	499,597	494,877	452,595	455,383
Rocky Mountain Bank	314,523	326,086	323,487	316,776
Wisconsin Community Bank	298,817	291,164	284,000	285,010
Riverside Community Bank	159,977	165,347	158,296	146,925
Galena State Bank & Trust Co.	130,011	141,428	134,939	144,152
Arizona Bank & Trust	135,198	139,723	142,521	160,309
First Community Bank	72,676	79,261	76,994	84,475
Summit Bank & Trust	60,948	60,725	42,423	27,493
Minnesota Bank & Trust	19,977	13,134	611	-
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,478	$9,307	$8,072	$7,827
New Mexico Bank & Trust	7,080	6,847	6,462	6,079
Rocky Mountain Bank	5,743	4,678	4,774	4,061
Wisconsin Community Bank	4,386	4,297	4,719	4,520
Riverside Community Bank	2,270	2,293	2,089	1,885
Galena State Bank & Trust Co.	1,711	1,962	1,709	1,830
Arizona Bank & Trust	2,520	2,330	3,433	3,605
First Community Bank	989	1,110	1,327	1,179
Summit Bank & Trust	922	874	601	367
Minnesota Bank & Trust	234	164	8	-
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$6,474	$7,840	$3,778	$3,344
New Mexico Bank & Trust	10,283	11,426	4,061	1,130
Rocky Mountain Bank	18,570	17,254	6,773	2,099
Wisconsin Community Bank	12,173	10,746	11,289	12,152
Riverside Community Bank	8,457	6,410	2,664	2,671
Galena State Bank & Trust Co.	2,425	4,625	3,135	1,707
Arizona Bank & Trust	5,806	8,278	6,639	5,541
First Community Bank	2,893	5,102	2,555	1,312
Summit Bank & Trust	3,305	5,486	1,390	1,376
Minnesota Bank & Trust	-	-	-	-
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.41%	1.39%	1.23%	1.23%
New Mexico Bank & Trust	1.42	1.38	1.43	1.33
Rocky Mountain Bank	1.83	1.43	1.48	1.28
Wisconsin Community Bank	1.47	1.48	1.66	1.59
Riverside Community Bank	1.42	1.39	1.32	1.28
Galena State Bank & Trust Co.	1.32	1.39	1.27	1.27
Arizona Bank & Trust	1.86	1.67	2.41	2.25
First Community Bank	1.36	1.40	1.72	1.40
Summit Bank & Trust	1.51	1.44	1.42	1.33
Minnesota Bank & Trust	1.17	1.25	1.31	-

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